UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Commission File Number: 333- 152535

China Electronics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	98- 0550385
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province, PRC 237000
(Address of principal executive offices)

011-86-564-3224888
(Registrant’s telephone number, including area code)

# 803-5348 Vegas Drive, Las Vegas, NV 89108

Buyonate, Inc
(Former name, former address and former fiscal year, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 15, 2010, in a share exchange transaction which closed on that date, we acquired control of China Electronic Holdings, Inc., a Delaware corporation (“CEH”), which is in turn a holding company for the subsidiary conducting a retail business of consumer electronics and appliances in the People’s Republic of China.

As a result, at the closing of the share exchange we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act.

On July 22, 2010 we filed a  Current Report on Form 8-K  (the “July 2010 8-K”) in which we described the share exchange transaction and provided the disclosures relating to CEH that would be required in a Form 10 initial registration statement.

 In the July 2010 8-K, the consolidated financial statements of June 30, 2010 were not included. Accordingly, we are filing this 8-K to provide the unaudited consolidated financial statements of CEH and the subsidiary of June 30, 2010, as well as a Management’s Discussion and Analysis of Financial Condition and Plan of Operations relating thereto.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.   These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

China Electronics Holdings, Inc. (the “Company,” “we,” “us” or “our”) was organized in Nevada on July 9, 2007 with a business purpose of seeking and acquiring interest in an operating business. We did not restrict our search to any specific business, industry, or geographical location.

We entered into a Share Exchange Agreement, dated as of July 9, 2010 (the “Share Exchange Agreement”) with China Electronic and certain stockholders and warrantholders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902   newly issued shares of our Common Stock and warrants to purchase an aggregate of 1,628,570 shares of our Common Stock. The shares of our common stock acquired by the CEH Stockholders in such transactions constitute approximately 86% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of our Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of our common stock and then agreed to the cancellation of such shares.

The Share Exchange resulted in (i) a change in our control with a shareholder of China Electronic owning approximately 72.5% of issued and outstanding shares of our common stock, (ii) China Electronic becoming our wholly-owned subsidiary, and (iii) appointment of certain nominees of the shareholder of China Electronic as our directors and officers and resignation of Mr. Ryan Cravey as our sole director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

China Electronic was incorporated in Delaware on November 15, 2007 for the purpose of acquiring an existing company with continuing operations. On December 31, 2008 China Electronic entered into a Share Transfer Agreement with four shareholders of Lu’an Guoying Electronic Sales Co., Ltd., a limited liability company organized under the laws of the PRC, which resulted in Guoying becoming a wholly-owned subsidiary of China Electronic. The transfer of ownership of Guoying took effect on February 10, 2010 upon approval of the transaction by the PRC authorities. Guoying is a manufacturer and retailer of home appliances and consumer electronics in the PRC.

Because until its acquisition of Guoying in 2010, China Electronic was a development stage company and did not have significant operations, the discussion and analysis of our financial condition and results of operations presented below was prepared without taking into account operations of China Electronic during fiscal years ended December 31, 2009 and 2008.

Comparison of Three and Six months ended June 30, 2010 and three and six months ended June 30, 2009

Revenues

Our net revenue for the three months ended June 30, 2010 was $29,187,171, an increase of 566.1% or $24,805,073, from $4,382,098 for the three months ended June 30, 2009.

	THREE MONTHS ENDED JUNE 30,
	2010	2009

Net revenue from exclusive franchise stores	$5,563,137	$3,653,870
Net revenue from non-exclusive franchise stores	19,454,579	673,093
Net revenue from company owned stores	4,169,455	55,135
Net Revenue	29,187,171	4,382,098

For three months ended June 30, 2010, net revenue from exclusive franchise stores was $5,563,137, an increase of 52.3%, or $1,909,267, from $3,653,873 for the three months ended June 30, 2009. For three months ended June 30, 2010, net revenue from non-exclusive franchise stores was $19,454,579, an increase of 2,790.3%, or $18,781,486, from $673,093 for the three months ended June 30, 2009. This increase was mainly due to 217 new stores being in operation during the three months ended June 30, 210 as compared to the same period in 2009 and sales of new products from SONY, LG and THTF that we began top carry in 2010 and also due to the improved economic climate in the PRC which had a positive impact on the demand for our products and our sales.

For three months ended June 30, 2010, net revenue from our own stores was $4,169,455, an increase of 7,462.3%, or $4,114,320, from $55,135 for the three months ended June 30, 2009. This increase was mainly due to sales of new products from SONY, LG and THTF that we began to carry in 2010 and also due to the improved economic climate in the PRC which had a positive impact on the demand for our products and our sales.

Our net revenue for the six months ended June 30, 2010 was $55,785,305, an increase of 382.3%, or $44,219,617, from $11,565,688 for the six months ended June 30, 2009.

	SIX MONTHS ENDED JUNE 30,
	2010	2009

Net revenue from exclusive franchise stores	$31,352,521	$5,901,495
Net revenue from non-exclusive franchise stores	20,154,553	3,807,904
Net revenue from company owned stores	4,278,231	1,856,288
Net Revenue	55,785,305	11,565,688

For the six months ended June 30, 2010, net revenue from exclusive franchise stores was $31,352,521, an increase of 431.3%, or $25,451,026, from $5,901,495 for the six months ended June 30, 2009. For the six months ended June 30, 2010, net revenue from non-exclusive franchise stores was $20,154,553, an increase of 429.3%, or $16,346,649, from $3,807,904 for the six months ended June 30, 2009. This increase was mainly due to 71 new stores being in operation during the six months ended June 30, 2010 as compared to the same period in 2009 and sales of  new products from SONY, LG and THTF that we began to carry in 2010 and also due to the improved economic climate in PRC which had a positive impact on the demand for our products and our sales.

For six months ended June 30, 2010, net revenue from our own stores was $4,278,231, an increase 130.5%, or $2,421,943, from $1,856,288 for the six months ended June 30, 2009. This increase for our own stores was mainly due to sales of new products from SONY, LG and THTF and also due to the improved economic climate in PRC which had a positive impact on the demand for our products and our sales.

Cost of Goods Sold

Our cost of goods sold for the three months ended June 30, 2010 was $23,737,257, an increase of $20,052,877, or approximately 544.3%, compared to $3,684,380 for the three months ended June 30, 2009. The increase was mainly due to the increase in sales.

	THREE MONTHS ENDED JUNE 30,
	2010	2009
Cost of goods sold from exclusive franchise stores	3,867,665	2,923,096
Cost of goods sold from non-exclusive franchise stores	15,846,469	534,251
Cost of goods sold from company owned stores	4,023,123	227,033
Cost of goods sold	23,737,257	3,684,380

For three months ended June 30, 2010, our cost of goods sold from exclusive franchise stores was $3,867,665, an increase of 32.3% or $944,569 from $2,923,096 for the three months ended June 30, 2009. For three months ended June 30, 2010, our cost of goods sold from non-exclusive franchise stores was $15,846,469, an increase of 2,866.1%, or $15,312,218, from $534,251 for the three months ended June 30, 2009. For three months ended June 30, 2010, cost of goods sold from our own stores was $4,023,123, an increase 1,772.1%, or $3,796,091, from $227,033 for the three months ended June 30, 2009. This increase was mainly due to the increase in sales.

Our cost of goods sold for the six months ended June 30, 2010 was $45,598,608, an increase of $35,814,023, or 366.0%, compared to $9,784,586 for the six months ended June 30, 2009. The increase was mainly due to the increase in sales.

	SIX MONTHS ENDED JUNE 30,
	2010	2009
Cost of goods sold from exclusive franchise stores	25,082,017	4,786,246
Cost of goods sold from non-exclusive franchise stores	16,406,448	3,084,402
Cost of goods sold from company owned stores	4,110,143	1,913,937
Cost of goods sold	45,598,608	9,784,586

For the six months ended June 30, 2010, cost of goods sold from exclusive franchise stores was $25,082,017, an increase of 424.0%, or $20,295,771, from $4,786,264 for the six months ended June 30, 2009. For the six months ended June 30, 2010, cost of goods sold from non-exclusive franchise stores was $16,406,448, an increase of 431.9%, or $13,322,046, from $3,804,402 for the six months ended June 30, 2009. For the six months ended June 30, 2010, cost of goods sold from our own stores was $4,110,143, an increase of 114.8%, or $2,196,206, from $1,913,937 for the six months ended June 30, 2009. This increase for our own stores was mainly due to the increase in sales.

Gross Profit

Gross profit for the three months ended June 30, 2010 was $5,449,915, an increase of $4,752,197, or approximately 681.1%, compared to $697,718 for the three months ended June 31, 2009. The increase was due to the increased total sales and the gross profit margin increase from 25% to 44% for the exclusive franchise stores and from -76% to 4% for our own stores, which offset the decrease from 26% to 23% in gross margin for sales from the non-exclusive franchise stores.

Gross profit for the six months ended June 30, 2010 was $10,186,698, an increase of $8,405,594, or approximately 471.9%, compared to $1,781,102 for the six months ended June 31, 2009. The increase was due to the increased sales and the increase in gross profit margin for exclusive franchise stores from 23% to 25% and for our own stores from 3% to 4%.

Operating Expenses

Operating expenses were $383,730, an increase of $354,628, or 1218.6%, from $29,102 for the three months ended June 31, 2009. Selling expenses were $354,166, an increase of $341,404 or 2,675.1% from $12,762, for the three months ended June 30, 2010. The increase was due to the increase in sales. General and administrative expenses were $29,564, an increase of $13,224, or 80.1%, from $16,340 for the three months ended June 30, 2010. The increase was mainly due to the increase in sales.

Operating expenses for the six months ended June 30, 2010 were $838,278, an increase of $781,789, or 1,383.9% from $56,489 for the six months ended June 30, 2009. Selling expenses for the six months ended June 30, 2010 were $793,606, an increase of $768,530, or 3,064.9% from $25,075 for the six months ended June 30, 2009. General and administrative expenses for the six months ended June 30, 2010 were $44,672, an increase of $13,259, or 42.2%, from $31,413 for the six month ended June 30, 2009. The increase was due to the increase in sales and business expansion

Net Operating Income

Our net operating income for the three months ended June 30, 2010 was $5,066,184, an increase of $4,282,730, or 641.1%, from $668,616 for the same period in 2009. Our net operating income for the six months ended June 30, 2010 was $9,348,419, an increase of $7,622,425 or 442.2%, from $1,724,613 for the same period in 2009. The increases were due to increased sales which were not proportionately offset by increases in costs of good sold and operating expenses.

Income Taxes Expense

Income Taxes

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2010 and 2009:

	2010	2009

U.S. Statutory rates	34.0%	34.0%

Foreign income not recognized in USA	(34.0)	(34.0)

China income taxes	0	0

China income tax exemption	0	0

Total provision for income taxes	0%	0%

Pursuant to authorizations from the Company’s local and provincial taxing authorities, the Company pays di minimis annual income taxes. There can be no assurance that such tax treatment will continue or that PRC tax authorities will not assess taxes in the future, which relate to prior periods.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the year ended December 31, 2009  or during the six months ended June 30, 2010 that have, or are reasonably likely to have, a current or future material affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Liquidity and Capital Resources

As of June 30, 2010, we had cash and cash equivalents of $155,529. We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, and the timing of accounts receivable collections.

We had no material commitments for capital expenditures as of June 30, 2010.

The following table sets forth a summary of our cash flows for the periods indicated:

	June 30, 2010	June 30, 2009
Net cash used in operating activities	$(27,974)	$(86,062)
Net cash provided by investing activities	132,176	-
Net cash provided by financing activities	-	74,575
Effect of rate changes on cash	(13,410)	(40)
Increase (decrease) in cash and cash equivalents	90,793	(11,527)
Cash and cash equivalents, beginning of period	64,736	33,600
Cash and cash equivalents, end of period	$155,529	$22,073

Operating Activities

Net cash used in operating activities was $27,974 for the six months ended June 30, 2010, compared to net cash used in operating activities of $86,062 for the six months ended June 30, 2009, a decrease of $58,088 or 67.5%. The decrease of net cash used in operating activities was primarily due to increase of $7,622,425 in net income and a decrease of $1,787,733 in accrued expenses and an increase of $1,514,066 in other receivables offset by an increase of $3,651,533 in account receivables and an increase of $2,959,899 in prepayments and increase of $1,818,688 in other receivables and an increase of $2,483,845 in inventories during the first half of 2010, which is mainly due to the result of greater sales.

Investing Activities

Net cash provided by investing activities was $132,176 for the six months ended June 30, 2010, compared to $0 for the three months ended June 30, 2009 because $136,643 in cash was received in financing in the first quarter of 2010 and $4,467 in cash was used to purchase equipment in the first half year of 2010.

Critical Accounting Policies

Revenue Recognition - Direct sales and Wholesale Activities

The Company receives revenue from sales of electronic products. The Company's revenue recognition policies are in compliance with ASC 605 (previously Staff Accounting Bulletin 104). Sales revenue is recognized at the date of shipment to customers, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Our sales are usually covered by the manufacturers’ return and warranty policies. Therefore, we do not estimate deductions or allowance for sales returns. Sales are presented net of any discounts, reward, or incentive given to customers. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits. Customer deposits amounted to $1,338,545 and $1,333,091 as of June 30, 2010 and December 31, 2009, respectively.

Our products delivered to customers are checked on site by customers and, once the products are accepted by customers, the customers sign acceptance notices as evidence of delivery and completion of sales.

Rewards or incentives given to our customers are an adjustment of the selling prices of our products; therefore, the consideration is characterized as a reduction of revenue when recognized in our income statement.

The Company recognizes its revenues net of value-added taxes (“VAT”).  The Company is subject to VAT which is levied at a fixed annual amount. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes, including income taxes and value added taxes. This amount has been approved by the PRC national and tax departments from March 2007 to 2010.

Revenue Recognition – Franchise Activities

Revenues from franchised activities include area development and initial franchise fees (collectively referred to as “Franchise fees”) received from franchisees to establish new stores and royalties charged to franchisees based on a percentage of a franchised store’s sales. Franchise fees are accrued as unearned franchise revenue when received and are recognized as revenue when the non-exclusive franchise stores covered by the fees open, which is generally when we have fulfilled all significant obligations, which are we only have on store at one village, free delivery and free after sales service to the franchisee. Continuing fees and royalties are recognized in the period earned.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The unaudited consolidated financial statements of China Electronic Holdings, Inc. and subsidiary as of June 30, 2010 and for the six months ended June 30, 2010 and June 30, 2009 are included this Current Report beginning on page F-1.

INDEX TO FINANCIAL STATEMENTS

Unaudited Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009	F-1

Unaudited Consolidated Statements of Income for the three and six months ended June 30, 2010 and 2009	F-2

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009	F-3

Notes to unaudited consolidated Financial Statements	F-4

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

	JUNE 30,	DECEMBER 31,
	2010	2009
Assets
Current assets :
Cash and cash equivalents	$155,529	$64,736
Trade accounts receivable, net	22,289,993	6,295,375
Advance to Suppliers	2,972,207	-
Inventories, net	3,473,699	992,090
Total current assets	28,891,429	7,352,201

Property and equipment, net	9,798	11,733

Other receivables - Long term	2,091,660	12,831,849

Total assets	$30,992,886	$20,195,783

Liabilities and Stockholders' Equity
Current liabilities :
Trade accounts payable	$1,232,892	$-
Customer deposit	1,338,545	1,333,091
Accrued expenses	111,872	1,925,722
Dividend payable	-	10,915,576
Total current liabilities	2,683,309	14,174,389

Stockholders' equity
Preferred stock, $0.0001 par value; 500,000 shares authorized; 343,750 and 0 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	34	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,052,636 and 13,213,268 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	1,406	1,322
Additional paid in capital	272,303	135,778
Retained earnings	25,331,332	4,216,433
Statutary reserve	1,913,385	978,777
Accumulated other comprehensive income	791,117	689,084
Total stockholders' equity	28,309,577	6,021,394

Total liabilities and stockholders' equity	$30,992,886	$20,195,783

The accompanying notes are an integral part of these unaudited consolidated financial statements

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS AND COMPREHENSIVE INCOME STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2010	2009	2010	2009

Net revenue from exclusive franchise stores	$5,563,137	$3,653,870	$31,352,521	$5,901,495
Net revenue from non-exclusive franchise stores	19,454,579	673,093	20,154,553	3,807,904
Net revenue from company owned stores	4,169,455	55,135	4,278,231	1,856,288
Net Revenue	29,187,171	4,382,098	55,785,305	11,565,688

Cost of goods sold from exclusive franchise stores	3,867,665	2,923,096	25,082,017	4,786,246
Cost of goods sold from non-exclusive franchise stores	15,846,469	534,251	16,406,448	3,084,402
Cost of goods sold from company owned stores	4,023,123	227,033	4,110,143	1,913,937
Cost of goods sold	23,737,257	3,684,380	45,598,608	9,784,586

Gross profit	5,449,915	697,718	10,186,697	1,781,102

Operating expenses:
Selling expense	354,166	12,762	793,606	25,075
General and administrative expenses	29,564	16,340	44,672	31,413
Total Operating Expenses	383,730	29,102	838,278	56,489

Net operating income	5,066,184	668,616	9,348,419	1,724,613

Other income (expense):
Financial income (expense)	797	(178)	(1,176)	576
Total other income (expense)	797	(178)	(1,176)	576

Net income before income taxes	5,066,981	668,438	9,347,243	1,725,189

Income taxes	454	615	952	1,323

Net income	5,066,528	668,438	9,346,292	1,723,866

Foreign currency translation adjustment	100,573	(649,704)	102,033	33,402

Comprehensive income	$5,167,101	$18,734	$9,448,324	$1,757,269

Earnings per share - basic	$0.36	$0.05	$0.67	$0.13

Earnings per share - diluted	$0.34	$0.05	$0.63	$0.13

Basic weighted average shares outstanding	14,052,636	13,213,268	14,035,369	13,213,268

Diluted weighted average shares outstanding	14,824,958	13,213,268	14,807,691	13,213,268

The accompanying notes are an integral part of these unaudited consolidated financial statements

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Unaudited)

	JUNE 30,
	2010	2009
Net income	$9,346,292	$1,723,866
Adjustments to reconcile net income to net cash used in operations:
Depreciation	6,442	5,193
Changes in operating liabilities and assets:
Trade accounts receivable	(16,296,127)	(12,644,594)
Prepayments	(2,959,899)	-
Inventories	(2,467,292)	16,554
Other receivables	10,747,976	9,233,910
Trade accounts payable	1,621,175	1,649,169
Other payables	(1,818,688)
Customer deposit	-	(74,575)
Accrued expenses	1,792,147	4,414
Net cash used in operating activities	(27,973)	(86,062)

Cash flows from investing activities:
Property, plant, and equipment additions	(4,467)	-
cash received in reverse acquisition	136,643	-
Net cash provided by investing activities	132,176	-

Cash flows from financing activities
Borrowoing of loan	-	74,575
Net cash used in financing activities	-	74,575

Effect of rate changes on cash	(13,410)	(40)

Increase (decrease) in cash and cash equivalents	90,793	(11,527)
Cash and cash equivalents, beginning of period	64,736	33,600
Cash and cash equivalents, end of period	$155,529	$22,073

Supplemental disclosures of cash flow information:
Interest paid in cash	$2,340	$586
Income taxes paid in cash	$952	$1,323

The accompanying notes are an integral part of these unaudited consolidated financial statements

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010

1.	Nature of Operations

China Electronic Holdings, Inc (the “Company”, “China Electronic”, “CEH”, “We”, “Our”, “Us”) was organized on February 8, 2008, as a Delaware corporation. Prior to February 10, 2010, the Company was a development stage company attempting to manufacture and sell carbon and graphite electrodes and planning to manufacture and sell electronic products in the Peoples’ Republic of China (PRC) through its own stores and through franchise stores.

Lu’an Guoying Electronic Sales Co., Ltd., a PRC corporation, ( “Guoying”) was established on January 4, 2002 with share capital of RMB 1,000,000 (approximately $137,100). Guoying sells electronic products in the PRC through its own stores and through franchise stores.

On December 26, 2008, the shareholders of Guoying (accounting acquirer) entered into a share transfer agreement with China Electronic Holdings Inc. (legal acquirer) to transfer 40% of their shares of Guoying Electronic Group Co, Ltd. to China Electronic Holdings Inc. for a consideration of RMB400, 000 (approximately $60,000). The shareholders of Guoying also entered into another share transfer agreement with CEH in December 2009 to transfer the rest of their shares (60%) to CEH for a consideration of RMB600, 000. The amount of RMB400, 000 was paid in February 2010 by CEH. Simultaneously, CEH and Guoying also entered into an agreement to issue 13,213,268 shares to CEO of  China Electronic. As of February 10, 2010, a call option agreement was entered between the CEO of the Company and Guoying original shareholders. The CEO agreed to give Guoying original shareholders  the option to purchase the 13,213,268 shares. Effective February 10, Guoying merged into China Electronic with Guoying being the surviving entity. On February 10, 2010 the Company issued 13,213,268 shares of Common Stock pursuant to the acquisition agreement effective February 10, 2010.  As a part of the acquisition, CEH cancelled 2,272,399 shares of its issued and outstanding stock owned by its shareholder.

The exchange of shares with CEH has been accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of Guoying obtained control of CEH. The CEO and the original shareholders entered into voting trust agreements on February 10, 2010, whereby the CEO has given all her voting rights to the original owners of Guoying. Accordingly, the acquisition of the two companies has been recorded as a recapitalization of the Company, with Guoying being treated as the continuing entity. The historical financial statements presented are those of Guoying.

As a result of the acquisition transaction described above the historical financial statements presented are those of Guoying, the operating entity.

When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Guoying on a consolidated basis unless the context suggests otherwise.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant inter-company transactions and accounts have been eliminated in the consolidation.  The functional currency is the Chinese Renminbi ( “RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“USD”).

The consolidated condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated condensed financial statements be read in conjunction with information included in the 2009 annual report filed on Form 8K. The results of the six month period ended June 30, 2010 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2010.

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and marketing in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the outstanding shares of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Principles of Consolidation

The consolidated financial statements include the financial statements of China Electronic, and its wholly owned subsidiary Guoying. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Trade Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s regular assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. These factors continuously change, and can have an impact on collections and the Company’s estimation process. These impacts may be material. Management reviews and maintains an allowance for doubtful accounts that reflects the management’s best estimate of potentially uncollectible trade receivables. Certain accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur. Allowance for doubtful debts amounted for accounts receivable to $0 and $0 as of June 30, 2010 and December 31, 2009, respectively.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Inventories consist of the following:

	June 30, 2010	December 31, 2009
Electronic products	$3,473,699	$992,090

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to manufacturing is reported in cost of revenues. Depreciation not related to manufacturing is reported in selling, general and administrative expenses. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Furniture and office equipment	5 years
Motor vehicles	10 years

Impairment of Long-Lived and Intangible Assets

Long-lived assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in FASB Codification (ASC) 360. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2010, the Company expects these assets to be fully recoverable. No impairment of assets was recorded in the periods reported.

Revenue Recognition - Direct sales and Wholesale Activities

The Company receives revenue from sales of electronic products. The Company's revenue recognition policies are in compliance with ASC 605 (previously Staff Accounting Bulletin 104). Sales revenue is recognized at the date of shipment to customers, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Our sales are usually covered by the manufacturers’ return and warranty policies. Therefore, we do not estimate deductions or allowance for sales returns. Sales are presented net of any discounts, reward, or incentive given to customers. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposit. Customer deposits amounted to $1,338,545 and $1,333,091 as of June 30, 2010 and December 31, 2009, respectively.

Our products delivered to customers would be checked on site by customers and, once the products are accepted by customers, they will sign the acceptance notice. Rewards or incentives given to our customers are an adjustment of the selling prices of our products; therefore, the consideration is characterized as a reduction of revenue when recognized in our income statement.

The Company recognizes its revenues net of value-added taxes (“VAT”).  The Company is subject to VAT which is levied at a fixed annual amount. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department.

Revenue Recognition – Franchise Activities:

Revenues from franchised activities include area development and initial franchise fees (collectively referred to as “Franchise fees”) received from franchisees to establish new stores and royalties charged to franchisees based on a percentage of a franchised store’s sales. Franchise fees are accrued as an unearned franchise revenue liability when received and are recognized as revenue when the franchised stores covered by the fees open, which is generally when we have fulfilled all significant obligations to the franchisee. Continuing fees and royalties are recognized in the period earned. Franchise fees included in revenues were approximately $19.45 million and $0.67 million in the three months ended June 30, 2010 and 2009, respectively. Franchise fees included in revenues were approximately $20.15 million and $3.81 million in the six months ended June 30, 2010 and 2009, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of the products sold and freight in charges.

Selling, General and Administration Expenses

Selling, general and administrative expenses include costs incurred in connection with performing selling, general and administrative activities such as executives and administrative and sale employee salaries, related employee benefits, office supplies, advertising costs, and professional services.

Shipping and Handling Costs

ASC 605-45-20 “Shipping and Handling costs” establishes standards for the classification of shipping and handling costs. All amounts billed to a customer related to shipping and handling are classified as selling expenses.

Advertising Costs

The Company expenses advertising costs as incurred.  However no advertising expenses were charged to operations for the six months ended June 30, 2010 and 2009, respectively. Advertising costs, if any, are included in selling, general and administrative expense on the income statement.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation. At June 30, 2010 and December 31, 2009, the cumulative translation adjustment of $791,117 and $689,084, respectively, was classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. For the three months ended June 30, 2010 and 2009, accumulated other comprehensive gain (loss) was $100,573 and $(649,704), respectively. For the six months ended June 30, 2010 and 2009, accumulated other comprehensive gain was $102,033 and $33,402, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 (formerly SFAS 109, “Accounting for Income Taxes.”) Under the asset and liability method as required by ASC 740 (formerly SFAS 109), deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under ASC 740, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. As of June 30, 2010 and December 31, 2009, the Company did not have any deferred tax assets or liabilities, and as such, no valuation allowances were recorded at June 30, 2010 and December 31, 2009.

ASC 740 (Formerly FIN 48) clarifies the accounting and disclosure for uncertain tax positions and prescribes a recognition threshold and measurement attribute for recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Under ASC 740, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The Company’s operations are subject to income and transaction taxes in the United States, Hong Kong, and the PRC jurisdictions. Significant estimates and judgments are required in determining the Company’s worldwide provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations, and as a result the ultimate amount of tax liability may be uncertain. However, the Company does not anticipate any events that would lead to changes to these uncertainties.

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by the Company are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. However, no such restrictions exist with respect to loans and advances.

Financial Instruments

ASC 825 (formerly SFAS 107, “Disclosures about Fair Value of Financial Instruments”) defines financial instruments and requires disclosure of the fair value of those instruments. ASC 820 (formerly SFAS 157, “Fair Value Measurements”), adopted July 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables, including short-term loans, qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels are defined as follows:

☐	Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐
Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

☐	Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820 (formerly SFAS 157).

Stock-Based Compensation

The Company records stock-based compensation expense pursuant to ASC 718 (formerly SFAS 123R, “Share Based Payment.”) The Company uses the Black-Scholes option pricing model which requires the input of highly complex and subjective variables including the expected life of options granted and the Company’s expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of the Company’s employee stock options, it is management’s opinion that the Black-Scholes option pricing model may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with ASC 718 using an option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Stock-based compensation expense is recognized based on awards expected to vest, and there were no estimated forfeitures as the Company has a short history of issuing options. ASC 718 (formerly SFAS 123R) requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Basic and Diluted Earnings Per Share

The Company reports earnings per share in accordance with the provisions of ASC 260 (formerly SFAS No. 128, "Earnings Per Share.") ASC 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The following is a reconciliation of the basic and diluted earnings per share:

	SIX MONTHS ENDED
	JUNE 30,
	2010	2009

Net income for earnings per share	$9,346,292	1,757,269

Weighted average shares used in basic computation	14,035,369	13,213,268

Diluted effect of Preferred stock	343,750	-

Diluted effect of warrants	428,571	-

Weighted average shares used in diluted computation	14,807,691	13,213,268

Earnings per share, basic	$0.67	0.13

Earnings per share, diluted	$0.63	0.13

Statement of Cash Flows

In accordance with FASB ASC 230 cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), (ASC 250) “Disclosure about Segments of an Enterprise and Related Information” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  SFAS 131(ASC 280) has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People’s Republic of China. All of the Company’s assets are located in People’s Republic of China.

Recent Accounting Pronouncements

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. We are currently evaluating the impact that adoption will have on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. We do not expect it to have a significant impact on our consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. Management is in the process of evaluating the impact of adopting this ASC update on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

3.	Property, Plant and Equipment

Plant and equipment consist of the following:

	June 30, 2010	December 31, 2009
Vehicle	$8,956	$4,694
Land use right	45,169	44,982
Furniture and office equipment	10,011	54,713
Total property, plant and equipment	64,135	59,407
Accumulated depreciation	(54,337)	(47,674)
Net property, plant and equipment	$9,798	$11,733

Depreciation expense included in selling, general and administrative expenses for the three months ended June 30, 2010 and 2009 was $4,236 and $2,598, respectively. Depreciation expense included in selling, general and administrative expenses for the six months ended June 30, 2010 and 2009 was $6,442 and $5,193, respectively.

4.	Other Receivables

As of June 30, 2010 and December 31, 2009, net other receivables amounted to $2,091,660 and $12,831,849, respectively. Other receivable mainly includes a loan to Shanghai Pengbai Electric Inc (“Pengbai”). The receivables are secured by collateral of Pengbai, interest fee, and due in the years from 2012 to 2017.  The other receivable also includes advances to stores.

The allowances on the other accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable.  The Company provides for allowances on a specific account basis. Certain other accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur. As of June 30, 2010 and December 31, 2009, bad debt allowance for other receivable amounted to $0 and $0.

The details of the other receivables are as follows:

	June 30, 2010	December 31, 2009
Advances to exclusive franchise stores	$-	$1,241,142
Advances to non-exclusive franchise stores	-	250,797
Loan to Shanghai Pengbai	2,091,660	11,339,910
Total	$2,091,660	$12,831,849

5.	Dividend Payable

Dividend payable amounted to $0 and $10,915,576 as of June 30, 2010 and December 31, 2009, respectively. On December 31, 2008, Guoying’s board approved a resolution that RMB 74,407,470 (approximately $10,915,576) will be allocated as dividend payable to shareholders, and RMB12, 401,245 (approximately $1,819,263) will be allocated as welfare payable to employees. In May 2010, the Guoying board passed a board resolution withdrawing the dividend declared in 2008. In June 2010, the original shareholders of Guoying signed agreements waiving their rights to receive the dividends declared in 2008. All dividend payable were reclassed into equity. There is no dividend declared for the year ended December 31, 2009 and for the six months period ended June 30, 2010.

6.	Shareholder’s Equity

On December 26, 2008, the shareholders of Guoying entered into a share transfer agreement with China Electronic Holdings Inc. to transfer 40% of their shares of Guoying Electronic Group Co, Ltd. to China Electronic Holdings Inc. for a consideration of RMB400, 000 (approximately $60,000). The shareholders of Guoying also entered into another share transfer agreement with CEH in December 2009 to transfer the rest of their shares (60%) to CEH for a consideration of RMB600, 000. CEH paid RMB400, 000 in February 2010. Simultaneously, CEH and Guoying also entered into an agreement to issue 13,213,268 shares to Guoying original shareholders. Effective February 10, Guoying became a wholly owned subsidiary of China Electronic. On February 10, 2010 the Company issued 13,213,268 shares of Common Stock pursuant to the acquisition made agreement effective February 10, 2010.

Warrants

On January 5, 2010, in connection with the Share Purchase Agreement in July 2010 and August 2010, the Company issued 314,286 series A warrants and 314,286 series B warrants to 4 investors. The series A warrants carry an exercise price of $2.19 and a 5-year term. The series B warrants carry an exercise price of $2.63 and a 5-year term. The Warrants contain standard adjustment provisions upon stock dividend, stock split, stock combination, recapitalization, and a change of control transaction.

On March 3, 2010, the Company issued 1,000,000 warrants. The warrants carry an exercise price of $1.00 and 35-month term. The Warrants contain standard adjustment provisions upon stock dividend, stock split, stock combination, recapitalization, and a change of control transaction.

	Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life	Intrinsic value
Outstanding, December 31, 2009	-	-	$-	-
Granted	1,628,572	1,628,572	1.54	3.34
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding ,June 30, 2010	1,628,572	1,628,572	$1.54	3.34	$750,000

7.	Surplus reserve fund

The laws and regulations of the PRC require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund. These statutory reserves represent restricted retained earnings.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC’s accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the six months ended June 30, 2010 and 2009, the Company transferred $934,629 and $172,387, respectively, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Enterprise fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital to expand production and operations of the Company. No minimum contribution is required and the Company has not made any contribution to this fund. For the three months ended June 30, 2010 and 2009, the Company transferred $0 and $0, respectively, to this reserve. For the six months ended June 30, 2010 and 2009, the Company transferred $0 and $0, respectively, to this reserve.

8.	Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes contributions to an employee welfare plan.  The total expense for the above plan was $2,067 and $2,268 for the three months ended June 30, 2010 and 2009, respectively. The total expense for the above plan was $4,475 and $4,566 for the six months ended June 30, 2010 and 2009, respectively.

9.	Income Tax

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2010 and 2009:

	2010	2009

U.S. Statutory rates	34.0%	34.0%

Foreign income not recognized in USA	(34.0)	(34.0)

China income taxes	0	0

China income tax exemption	0	0

Total provision for income taxes	0%	0%

People’s Republic of China (PRC)

Under the Income Tax Laws of the PRC, the Company’s subsidiaries are generally subject to an Enterprise Income Tax (EIT) at a standard rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department. The income tax expenses for the six months ended June 30, 2010 and 2009 are $952 and $1,323, respectively. The income tax expenses for the three months ended June 30, 2010 and 2009 are $454 and $615, respectively. There were no significant book and tax basis differences.

10.	Concentration of Credit Risks and Uncertainties and Commitments

The Company’s practical operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

For the six months ended June 30, 2010, there is no major customer that individually comprised more than 10% of the Company’s total sales. For the six months ended June 30, 2009, there is no major customer that each individually comprised more than 10% of the Company’s total sales.

The top ten major vendors accounted for 100% of the Company’s total purchases for the six months ended June 30, 2010, with three major vendors, Shangdong Huangming Solar Power Sales Co., Jiangsu Huayang Solar Power Sales Co. and Shangling Refrigerator  accounting for 52%, 20% and 10% of the total purchases. The top five major vendors accounted for 100% of the Company’s total purchases for the six months ended June 30, 2009, with three major vendors, Shangdong Huangming Solar Power Sales Co., Hier Hefei Ririshun Sales Co., ,and Sanyo Electronics Co. accounting for 51%, 36% and 6% and of the total purchases.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents and short-term investments, denominated in the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

Operating Leases

The Company leases various facilities under operating leases that terminate on various dates.

The Company incurred rent expenses of $11,874 and $1,451 for the three months ended June 30, 2010 and 2009. The Company incurred rent expenses of $22,716 and $2,902 for the six months ended June 30, 2010 and 2009.

The lease expenses for the next five years after June 30, 2010 are as follows:

2011	$49,874
2012	22,541
2013	17,079
2014	11,618
2015	11,618
Thereafter	13,554
Total	$126,284

11.	Subsequent Events

On July 15, 2010, we entered into a Share Exchange Agreement, dated as of July 9, 2010 (the “Share Exchange Agreement”) with Buyonate, Inc. and certain stockholders and warrantholders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902 newly issued shares of Buyonate, Inc’s Common Stock and warrants to purchase an aggregate of 1,628,570 shares of Buyonate, Inc’s Common Stock. The shares of Buyonate, Inc’s common stock acquired by the CEH Stockholders in such transactions constitute approximately 85.96% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of Buyonate, Inc’s Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of Buyonate, Inc’s common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of common stock and then agreed to the cancellation of such shares.

In addition, on July 15, 2010 Buyonate, Inc   consummated a private placement to 27 investors for an aggregate gross purchase price of $3,278,397  ($10.56 per unit) of 310,454 units, each unit consisting of  four shares of our Common Stock, par value $0.0001 per share (“Common Stock”), a three-year warrant to purchase one shares of our Common Stock for $3.70 per share and  a three-year warrant to purchase one share of our Common Stock for $4.75 per share pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”).

On July 26, 2010 we consummated a private placement to 68 accredited investors for an aggregate gross purchase price of $1,401,855 ($10.56 per unit) of 132,751 units, each unit consisting of  four shares of our Common Stock, par value $0.0001 per share (“Stock”), a three-year warrant to purchase one shares of our Common Stock for $3.70 per share and  a three-year warrant to purchase one share of our Common Stock for $4.75 per share pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”).

On August 17, 2010 we consummated a private placement to 11 accredited investors for an aggregate gross purchase price of $571,296 ($10.56 per unit) of 54,100 units, each unit consisting of  four shares of our Common Stock, par value $0.0001 per share (“Stock”), a three-year warrant to purchase one shares of our Common Stock for $3.70 per share and  a three-year warrant to purchase one share of our Common Stock for $4.75 per share pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2010

China Electronics Holdings, Inc.

By:	/s/ Hailong Liu
Hailong Liu
Chief Executive Officer